Audited Financial Statements
                 Wilson Color Profit Sharing Plan
                             and Trust

                    December 31, 1993 and 1992

                  Report of Independent Auditors



Committee for Employee Benefits Administration
Wilson Color Profit Sharing Plan and Trust


We have audited the accompanying statements of net assets available for plan benefits of the Wilson Color Profit Sharing Plan and Trust as of December 31, 1993 and 1992, and the related statement of changes in net assets available for plan
benefits for the year ended December 31, 1993.   These financial
statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We   conducted  our  audits  in  accordance  with  generally
accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

Our  audits were made for the purpose of forming an  opinion on
the  basic financial statements taken as a  whole.   The
accompanying supplemental schedules of assets held for investment as of December 31, 1993, and transactions or series of transactions in excess of five percent of the current value of plan assets for the year then ended, are presented for the purposes of complying with the Department of
Labor's   Rules  and  Regulations  for  Reporting   and Disclosure
under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.


                                       /s/ Ernst & Young


June 24,  1994

Wilson Color Profit Sharing Plan and Trust
Statement of Net Assets Available for Plan Benefits
December 31, 1993



                                                                   Wells Fargo Mutual Funds
                                                      ----------------------------------------------------------------
                                                                                                 U.S.
                                                         Asset         Bond                    Treasury      Money
                                            Sweep      Allocation     Index       S&P 500     Allocation     Market
                                           Account        Fund         Fund      Stock Fund      Fund         Fund
                                         ------------ ------------ ------------ ------------ ------------ ------------


Assets
Investments at fair value                       $236     $374,931      $28,342     $549,335      $85,991     $437,107
Employer's contribution receivable                         22,987        3,626       24,959        4,858       43,479
Employees' contribution receivable                          3,407          518        4,600          481        4,708
Participant loans
                                         ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits          $236     $401,325      $32,486     $578,894      $91,330     $485,294
                                         ============ ============ ============ ============ ============ ============


See notes to financial statements.





                                           Tilts &     M.A. Hanna
                                            Timing      Company
                                             Fund      Stock Fund     Loans        Total
                                         ------------ ------------ ------------ ------------

Assets
Investments at fair value
Employer's contribution receivable          $109,705     $194,945                $1,780,592
Employees' contribution receivable             6,887       16,062                   122,858
Participant loans                              1,154          392                    15,260
                                                                      $233,375      233,375
Net assets available for plan benefits   ------------ ------------ ------------ ------------
                                            $117,746     $211,399     $233,375   $2,152,085
                                         ============ ============ ============ ============


Wilson Color Profit Sharing Plan and Trust
Statement of Net Assets Available for Plan Benefits
December 31, 1992


                                                      Wells Fargo Collective Investment Funds
                                         -----------------------------------------------------------------------------
                                          Three Way      Daily                      U.S.
                                            Asset         Bond                    Treasury     Tilts &       Money
                                          Allocation     Index       S&P 500     Allocation     Timing       Market
                                             Fund         Fund      Stock Fund      Fund         Fund         Fund
                                         ------------ ------------ ------------ ------------ ------------ ------------


Assets
Investments at fair value                    $21,068       $2,365      $26,214       $2,953       $5,176      $24,411
Employer's contribution receivable               884          113          888          119          235          995
Employees' contribution receivable             3,894          502        4,731          570        1,010        4,525
                                         ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits       $25,846       $2,980      $31,833       $3,642       $6,421      $29,931
                                         ============ ============ ============ ============ ============ ============


See notes to financial statements.




                                         Money Market  M.A. Hanna
                                          Transition    Company
                                             Fund      Stock Fund     Total
                                         ------------ ------------ ------------


Assets
Investments at fair value                 $1,541,116      $27,422   $1,650,725
Employer's contribution receivable                          3,720        6,954
Employees' contribution receivable                          1,680       16,912
                                         ------------ ------------ ------------
Net assets available for plan benefits    $1,541,116      $32,822   $1,674,591
                                         ============ ============ ============



Wilson Color Profit Sharing Plan and Trust
Statement of Changes in Net Assets Available for Plan Benefits



                                                                    Wells Fargo Collective Investment Funds
                                                       -----------------------------------------------------------------------------
                                                        Three Way      Daily                      U.S.
                                                          Asset         Bond                    Treasury     Tilts &       Money
                                             Sweep      Allocation     Index       S&P 500     Allocation     Timing       Market
                                            Account        Fund         Fund      Stock Fund      Fund         Fund         Fund
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of January 1, 1993                             $0      $25,846       $2,980      $31,833       $3,642       $6,421      $29,931

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                               13,313        1,190        8,114        3,528        8,924
 Interest                                                                                                                     4,065
 Dividends
                                                       ------------ ------------ ------------ ------------ ------------ ------------
                                                            13,313        1,190        8,114        3,528        8,924        4,065
Contributions:
 Employer                                                    3,469          477        4,133          481       12,946        4,102
 Employee                                                   15,255        2,120       21,929        2,323       13,045       18,976
                                                       ------------ ------------ ------------ ------------ ------------ ------------
                                                            18,724        2,597       26,062        2,804       25,991       23,078
Distributions to employees partially and
 wholly withdrawn from the Plan                  (150)     (11,838)         (83)     (25,141)      (1,777)      (2,834)     (28,898)

Net transfers from (to) other funds               386      (46,045)      (6,684)     (40,868)      (8,197)      79,257      (28,176)
Transfers (out) in

Administrative expenses                                                                                            (13)
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------
                                                  236      (25,846)      (2,980)     (31,833)      (3,642)     111,325      (29,931)
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of December 31, 1993                         $236           $0           $0           $0           $0     $117,746           $0
                                          ============ ============ ============ ============ ============ ============ ============


See notes to financial statements.





                                                                              Wells Fargo Mutual Funds
                                                              ----------------------------------------------------------------
                                                                                                         U.S.
                                            Money Market         Asset         Bond                    Treasury      Money
                                             Transition        Allocation     Index       S&P 500     Allocation     Market
                                                Fund              Fund         Fund      Stock Fund      Fund         Fund
                                            ------------      ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of January 1, 1993                       $1,541,116                $0           $0           $0           $0           $0

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                                       7,772          (33)      22,559         (957)
 Interest                                         7,064
 Dividends                                                          9,517          887        6,691        4,760        5,743
                                            ------------      ------------ ------------ ------------ ------------ ------------
                                                  7,064            17,289          854       29,250        3,803        5,743
Contributions:
 Employer                                                          59,378        5,915       43,434        7,483       69,804
 Employee                                                          91,479        3,440       31,196        3,296       32,865
                                                              ------------ ------------ ------------ ------------ ------------
                                                                  150,857        9,355       74,630       10,779      102,669
Distributions to employees partially and
 wholly withdrawn from the Plan                                    (2,082)                   (1,967)                  (24,209)

Net transfers from (to) other funds          (1,547,680)          325,771       22,279      477,032       76,753      401,165
Transfers (out) in                                 (500)          (90,464)

Administrative expenses                                               (46)          (2)         (51)          (5)         (74)
                                            ------------      ------------ ------------ ------------ ------------ ------------
                                             (1,541,116)          401,325       32,486      578,894       91,330      485,294
                                            ------------      ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of December 31, 1993                             $0          $401,325      $32,486     $578,894      $91,330     $485,294
                                            ============      ============ ============ ============ ============ ============



                                            M.A. Hanna
                                              Company
                                             Stock Fund    Loans              Total
                                            ------------ ------------      ------------
Net assets available for plan benefits
 as of January 1, 1993                          $32,822           $0        $1,674,591

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                    40,635                        105,045
 Interest                                                     16,605            27,734
 Dividends                                                                      27,598
                                            ------------ ------------      ------------
                                                 40,635       16,605           160,377
Contributions:
 Employer                                        53,504                        265,126
 Employee                                        10,567                        246,491
                                            ------------                   ------------
                                                 64,071                        511,617
Distributions to employees partially and
 wholly withdrawn from the Plan                  (5,716)          (1)         (104,696)

Net transfers from (to) other funds             162,593      132,414                 0
Transfers (out) in                              (82,998)      84,357           (89,605)

Administrative expenses                              (8)                          (199)
                                            ------------ ------------      ------------
                                                178,577      233,375           477,494
                                            ------------ ------------      ------------
Net assets available for plan benefits
 as of December 31, 1993                       $211,399     $233,375        $2,152,085
                                            ============ ============      ============



               Wilson Color Profit Sharing Plan and Trust

                     Notes to Financial Statements


                      December 31, 1993 and 1992

A.  Significant Accounting Policies

The accounting records of the Wilson Color Profit Sharing Plan and Trust (the Plan) are maintained on the accrual basis.

The change in the difference between fair value and cost  of investments is reflected in the statement of changes in  net
assets   available   for   plan   benefits   as   unrealized
appreciation (depreciation).

The Wells Fargo Collective Investment Funds ("the Funds") invest in units of Wells Fargo Institutional Trust Company ("WFITC") Collective Trust Funds for Employee Benefit Trusts ("the
Master   Funds")  which  have   similar   investment objectives to
the Funds. The Funds also invest in the Money Market Fund as a short-term investment vehicle.

Effective   July   2,  1993,  the  Wells  Fargo   Collective
Investment  Funds  were  converted to  the  Stagecoach  Inc.
mutual funds of Wells Fargo ("the Funds").

Wells Fargo Bank, N.A. ("Wells Fargo") is the Trustee and Investment Manager of the Funds. WFITC is the Trustee and Investment Manager of the Master Funds and receives investment advice from Wells Fargo Nikko Investment Advisors.

The   following  is  a  summary  of  significant  accounting
policies consistently followed by Wells Fargo:

Fund  Valuation-Valuation  of  the  Funds'  units  occurs
daily.  Unit values are determined by  dividing the  fair
market  value of each Fund's net assets by the number  of    units
outstanding on the valuation date.

Units of the Master Funds are valued on the basis of  the    unit
value  established by WFITC for each fund  at  each    valuation
date.

The  Daily Bond Index Fund invests in units of the  WFITC
Government/Corporate  Bond  Index  Fund   ("Bond   Master
Fund").    The  Bond  Master  Fund's  units  are   valued
approximately  once  every five  business  days  ("Master    Fund
Valuation  Date").  Daily valuations  of  the  Bond    Master
Fund are calculated by adjusting its  unit  value    on  the  most
recent  Master  Fund  Valuation  Date  for    subsequent
changes    in    the    Lehman     Brothers
Government/Corporate Bond Index.

Valuation  of Investments-Securities traded on  exchanges    are
valued  at  the  last reported sales  price  on  the    valuation
date, or in the absence of any sales,  at  the    last   reported
bid  price  on  the   valuation   date.    Securities  traded
over-the-counter are  valued  at  the    final  bid  price on the
valuation date.  Securities  not    traded  are  valued  on  the
basis  of  quotations  from    pricing services or securities
dealers.

U.S.  Treasury obligations are valued daily at  the  mean    of
bid and ask prices.

Investment  Transactions and Investment Income-Investment
transactions  are  accounted  for  on  the  trade   date.
Dividend  income  is recognized on the ex-dividend  date,    and
interest  income is recognized on an accrual  basis.    The  cost
of investments sold is computed on an  average    cost basis.

B. Description of the Plan

The  Plan  is  a  defined  contribution  plan  which  covers
substantially   all   employees   of   the   Wilson   Color,
Incorporated division of M.A. Hanna Company (the Company) effective July 1, 1992. Each participant may elect to
voluntarily   contribute  up  to  12%   of   his   aggregate
compensation  subject  to certain annual  limits.   Employer
contributions represent a 50% match of each participant's before tax contributions except that no match is made on contributions in excess of 6% of his aggregate compensation.
Contributions   may  be  allocated  by  participants   among
investment options selected by the plan administrator. One- half of the employer match is automatically directed to the M.A. Hanna Company Stock Fund. Employer contributions are made
following  each  pay  period.   Participant's  401(k)
contributions  and accounts are 100% vested  at  all  times.
"Discretionary   Employer  Retirement"   contributions   and
accounts vest at 20% per year over five years for eligible associates employed on the last day of the year.

The Company has reserved the right under the Plan to discontinue contributions at any time and terminate the Plan. In the event of a complete termination of the Plan, all participant accounts shall become 100% vested and the net assets of the Plan are to be set aside for distribution to  all
Plan  participants.   The  Plan  administrator  has received
notice that the Plan is not covered by the  Pension Benefit
Guaranty Corporation.

Details of the Plan agreement, including vesting,
forfeiture and  benefit  provisions, is contained in the
Wilson  Color Profit Sharing Plan and Trust.  Copies of this
agreement are available   from   the  Committee  for   Employee
Benefits Administration.

C. Investments

The  individual investments that represent 5% or more of the fair value  of  net assets available for plan  benefits  at December
31, 1993 and 1992 are as follows:
                                         1993      1992

M.A. Hanna Company Stock Fund          $194,945

Wells Fargo Mutual Funds:
Asset Allocation Fund                   374,931
S & P 500 Stock Fund                    549,335
Money Market Fund                       437,107

Wells Fargo Collective Investment Fund:
Tilts and Timing Fund                   109,705
     Money Market Transition Fund                  $1,541,116

D. Transactions with Parties-in-Interest

All  expenses  of  administering the Plan are  paid  by  the
Company.    Investment   management   fees   are   paid   by
participants in that management fees reduce the investment return reported and credited to participants.

E. Income Tax Status

The Plan has not received a favorable determination letter from the Internal Revenue Service as to the tax qualified status of
the Plan; such a letter has been requested.   The Plan
administrator believes that the Plan is in operational compliance with the Internal Revenue Code and, therefore, will remain qualified and exempt from income taxes.

Wilson Color Profit Sharing Plan and Trust
Schedule 27(a) - Schedule of Assets Held for Investment Purposes
December 31, 1993






   Identity of Issue, Borrower, Lessor         Description of                      Current
            or Similar Party                     Investment             Cost        Value
- - ----------------------------------------- ------------------------- ------------ ------------


Cash                                                                       $236         $236

M.A. Hanna Company Stock Fund                         11,583 units      170,629      194,945


Wells Fargo Mutual Funds:
 Asset Allocation Fund                                36,507 units      369,455      374,931
 Bond Index Fund                                       2,851 units       28,581       28,342
 S&P 500 Stock Fund                                   52,618 units      527,907      549,335
 U.S. Treasury Allocation Fund                         8,660 units       86,973       85,991
 Money Market Fund                                   437,107 units      437,107      437,107
                                                                    ------------ ------------
                                                                      1,450,023    1,475,706

Wells Fargo Collective Investment Funds:
 Tilts & Timing Fund                                   8,031 units      102,685      109,705

Participant Loans                           Various personal loans
                                           ranging from 7 to 11.5%
                                          with terms of 1 - 5 years     233,375      233,375
                                                                    ------------ ------------

                                                                     $1,956,948   $2,013,967
                                                                    ============ ============

Wilson Color Profit Sharing Plan and Trust
Schedule 27(d) - Schedule of Reportable Transactions
December 31, 1993


Series Of Transactions



                                                                                          Purchases                     Sales
                                                                              ------------------------- --------------------------

       Identity of Party Involved                     Description                Number       Amount       Number        Cost
- - ----------------------------------------- ----------------------------------- ------------ ------------ ------------ ------------


Wells Fargo Bank, N.A.                    M.A. Hanna Company Stock Fund                28     $334,377           15     $189,407

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund              17      320,865           18      341,917
Wells Fargo Bank, N.A.                    Daily Bond Index Fund                         9       45,961            3       48,316
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                           17      533,200           15      559,714
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                13       82,281            9       85,215
Wells Fargo Bank, N.A.                    Tilts & Timing Fund                          24      152,270           13       54,803
Wells Fargo Bank, N.A.                    Money Market Fund                            15      456,970           13      485,446


Wells Fargo Bank, N.A.                    Money Market Transition Fund                 12        7,785            3    1,544,524

                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                        22      478,657            7      109,203
Wells Fargo Bank, N.A.                    Bond Index Fund                              15       56,372            1       27,791
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                           15      574,198           11       46,291
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                16       88,137            2        1,164
Wells Fargo Bank, N.A.                    Money Market Fund                            17      480,346           14       48,098


Single Transactions


                                                                                          Purchases                     Sales
                                                                              ------------------------- --------------------------

       Identity of Party Involved                     Description                 Date        Amount        Date         Cost
- - ----------------------------------------- ----------------------------------- ------------ ------------ ------------ ------------



Wells Fargo Bank, N.A.                    M.A. Hanna Company Stock Fund           2/26/93     $217,905

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund         2/26/93      273,592       7/2/93     $298,355
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                      2/26/93      474,537       7/2/93      501,337
Wells Fargo Bank, N.A.                    Tilts & Timing Fund                     2/26/93       94,609
Wells Fargo Bank, N.A.                    Money Market Fund                       2/26/93      409,739       7/2/93      407,275


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                    7/2/93      310,869
Wells Fargo Bank, N.A.                    Asset Allocation Fund                   8/16/93       90,464      8/13/93       88,676
Wells Fargo Bank, N.A.                    Money Market Fund                        7/2/93      407,275
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                       7/2/93      508,587





Series of Transactions

                                                                                         -------------------------
                                                                                           Selling
       Identity of Party Involved                     Description                           Price       Net Gain
- - ----------------------------------------- -----------------------------------            ------------ ------------


Wells Fargo Bank, N.A.                    M.A. Hanna Company Stock Fund                     $207,489      $18,082

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                    355,245       13,328
Wells Fargo Bank, N.A.                    Daily Bond Index Fund                               49,516        1,200
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                 567,528        7,814
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                       88,762        3,547
Wells Fargo Bank, N.A.                    Tilts & Timing Fund                                 56,665        1,862
Wells Fargo Bank, N.A.                    Money Market Fund                                  485,446            0


Wells Fargo Bank, N.A.                    Money Market Transition Fund                     1,544,524            0

                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                              111,498        2,295
Wells Fargo Bank, N.A.                    Bond Index Fund                                     27,997          206
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                  47,421        1,130
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                        1,189           25
Wells Fargo Bank, N.A.                    Money Market Fund                                   48,098            0


Single Transactions



                                                                                         -------------------------
                                                                                           Selling
       Identity of Party Involved                     Description                           Price       Net Gain
- - ----------------------------------------- -----------------------------------            ------------ ------------



Wells Fargo Bank, N.A.                    M.A. Hanna Company Stock Fund

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                   $310,869      $12,514
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                 508,587        7,250
Wells Fargo Bank, N.A.                    Tilts & Timing Fund
Wells Fargo Bank, N.A.                    Money Market Fund                                  407,275            0


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund
Wells Fargo Bank, N.A.                    Asset Allocation Fund                               90,464        1,788
Wells Fargo Bank, N.A.                    Money Market Fund
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund
